Exhibit 10.60

Safety Insurance Group, Inc.

2002 Management Omnibus Incentive Plan, as Amended

Amendment

This Amendment (the “Amendment”) to the 2002 Management Omnibus Incentive Plan, as amended (the “Plan”), effective as of March 11, 2013, is made by the Board of Directors of Safety Insurance Group, Inc. (the “Company”).

WHEREAS, the Company maintains the Plan, and pursuant to Article 15 of the Plan, the Board of Directors of the Company may alter, amend, suspend or terminate the Plan at any time; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan to (1) remove the “share recycling” provisions in Section 4.1(a) of the Equity Plan, which returns to the share reserve those shares withheld from an award to satisfy the exercise price of a stock option or tax withholding obligations or shares that are deliverable under an award that expires, is canceled, forfeited or settled without delivery of shares; (2) remove the requirement that all outstanding awards vest upon a change in control (i.e., “single trigger” vesting), which gives the Committee the flexibility to grant awards that vest upon an award recipient’s termination of employment following a change in control (i.e., “double trigger” vesting); and (3) require stockholder approval of any modification to any outstanding award that results in a repricing under Nasdaq Listing Rule 5635(c) and IM-5635-1.

NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of the date first specified above, as follows:

1.              Section 4.1(a) shall be deleted in its entirety and replaced with the following:

“Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,500,000. Unless the Committee determines that Code Section 162(m) will not apply to an Award, or that an Award should not be designed to comply with the Performance-Based Exception, the following limitations shall apply to grants of Awards under the Plan:

(i.)  Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one calendar year to any one Participant shall be 1,250,000;

(ii.)  SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one calendar year to any one Participant shall be 1,250,000; and

(iii.)  Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one calendar year to any one Participant shall be 1,250,000.

2.              Article 14 shall be deleted in its entirety and replaced with the following:

“ARTICLE 14

Change in Control

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, outstanding Options and other Awards that are payable in or convertible into Shares under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options and other Awards by, or for the substitution of equivalent awards, as determined in the sole discretion of the Committee, of, the surviving or successor entity or a parent thereof.  In the event of such termination, the holders of Options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.”

3.              Section 15.1 shall be deleted in its entirety and replaced with the following:

“15.1      Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award hereunder in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities or the rules of any securities exchange on which the securities of the Company are listed (including, but not limited to, any modification of any outstanding Award that results in a repricing under Nasdaq Listing Rule 5635(c) and IM-5635-1), shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon; provided further that no such shall alteration, amendment, suspension or termination shall adversely affect any Award hereunder without the consent of the Participant to whom such Award shall have been made.”